Exhibit 99.1

Starbucks Poised For Continued Growth and Innovation in Japan Through Full Ownership
Of Company’s Second-Largest Market
Company to purchase remaining 60.5% share of Starbucks Japan in two-step tender offer process
Acquisition enables continued elevation of unique Starbucks Experience for customers and partners through coffee, store design and digital and mobile leadership
Starbucks to build on more than 1,000 existing stores and nearly 20 years of brand loyalty and trust

SEATTLE; September 23, 2014 - Starbucks Corporation (Nasdaq: SBUX) today announced that it will acquire the remaining 60.5% share of Starbucks Coffee Japan, Ltd. (Starbucks Japan) that the company currently does not own through a two-step tender offer process, further elevating Starbucks growth and innovation in its second-largest market when measured by retail store sales. The acquisition positions Starbucks to accelerate growth across multiple channels in Japan, including the potential introduction of new concepts, such as Teavana. Before the end of the first quarter of fiscal year 2015, Starbucks expects to have a controlling interest and will consolidate Starbucks Japan into the company’s results. Starbucks expects this transaction will be immediately accretive on a non-GAAP basis when excluding certain items noted later in this release.

Starbucks Japan is a joint venture between Starbucks and Sazaby League that operates Starbucks branded retail stores in Japan. Since the inception of their joint venture agreement in 1995, Starbucks and Sazaby together introduced the coffeehouse experience to Japanese customers and built one of Starbucks top-performing markets globally. Starbucks Japan’s business today is marked by strong brand recognition and deep customer loyalty built through delivering an unparalleled Starbucks Experience. Starbucks stores have been remarkably consistent performers despite ongoing macro-economic challenges in Japan.

“Nearly 20 years ago we opened the first Starbucks store outside of North America in Tokyo’s Ginza district with lines around the block,” said Howard Schultz, chairman, president and ceo of Starbucks Coffee Company. “Japan is a market we know well and care deeply about, with more than 25,000 partners serving millions of customers every week at more than 1,000 stores. Full ownership of Starbucks Japan enables us to build on the amazing foundation of customer trust and loyalty our partners have achieved by continuing to take care of our people, delivering the highest quality coffee and innovating in product, store design and the digital experience.”

“We would like to thank all of our partners in Japan who wear the green apron with pride and deliver the Starbucks Experience to our customers each and every day,” commented John Culver, group president China/ Asia Pacific, Channel Development and Emerging Brands.  “Their efforts have built an admired brand and delivered the strong financial results that have made Starbucks Japan a meaningful contributor to the growth and profitability in our China/ Asia Pacific segment.  We wish Sazaby the best and sincerely appreciate the operational excellence and leadership that they have contributed to Starbucks Japan’s success and the solid foundation they have helped us build for the opportunities ahead.”

Over the summer, Sazaby approached Starbucks about selling its Starbucks Japan ownership stake to Starbucks and exiting the business in a smooth and orderly manner in advance of the expiration of Starbucks Japan’s retail franchise rights. Starbucks credits Sazaby with establishing and growing Starbucks Japan’s healthy business and is excited for this next chapter in Starbucks Japan’s evolution which will leverage existing infrastructure, systems and expertise to continue disciplined retail growth and expanded presence in other channels.

“It has been an honor for Sazaby to be part of the Starbucks family for nearly two decades,” said Masatoku Mori, President and Representative Director, Sazaby.  “We are deeply grateful for the opportunity we have had to introduce the Starbucks Experience and the world’s best coffee to Japan.  We have full confidence that Starbucks will continue to care for our dedicated partners, loyal customers and neighboring communities with the same personalized attention and respect they’ve provided since opening our first Starbucks store in 1996.”

The first step in the two-step tender offer process begins with Sazaby tendering its shares, which will commence on September 26th. The purchase price for Sazaby’s 39.5% stake is ¥965 per share, for a total of ¥55 billion, or approximately $505.0 million with Japanese Yen converted into US Dollars at a reference conversion rate of 108.93 JPY to USD. Upon final settlement of this first tender offer step, which is anticipated to occur during the middle of Starbucks first quarter of fiscal 2015, Starbucks will own a controlling 79% interest in Starbucks Japan.

Shortly after the settlement of the first step in the tender offer and following the release of Starbucks Japan’s second quarter earnings results, Starbucks will initiate the second step for the remaining 21% ownership interest held by public shareholders and option holders of Starbucks Japan’s common stock. The tender offer purchase price for this second step is ¥1,465 per share, for a total of ¥44.5 billion, or approximately $408.5 million at the above referenced conversion rate. The public price per share of ¥1,465 represents an 11.6% premium to the 30-day average price of Starbucks Japan’s stock, a 4.7% premium to the closing price on Monday, September 22, and a 51.8% premium to the price Starbucks is paying Sazaby for its shares.

All steps of this tender offer process have been unanimously approved by the boards of directors of Starbucks, Sazaby and Starbucks Japan, and the transactions are expected to be fully completed during the first half of calendar 2015.

The consolidation of Starbucks Japan’s financial results into Starbucks financials will commence after the final settlement of the first step of the tender offer, at which time Starbucks will record the required purchase accounting adjustments, such as the step-up in fair value of Starbucks existing ownership interest in Starbucks Japan, as well as newly acquired tangible and intangible assets. This information will be included in Starbucks first quarter of fiscal 2015 externally reported financial results.

Financial targets for Starbucks fourth quarter and fiscal year 2014 provided in conjunction with Starbucks 2014 third quarter earnings on July 24th are unchanged as a result of this transaction. Starbucks expects this transaction to be slightly accretive to the company’s fiscal year 2015 non-GAAP financial results, when excluding: 1) an anticipated acquisition-related gain in the first quarter of fiscal 2015 resulting from a fair value adjustment of Starbucks current 39.5% ownership interest in Starbucks Japan; 2) ongoing amortization expense of significant acquired intangible assets related to the transaction; and 3) transaction and integration costs.

The English translation of the press release issued by Solar Japan Holdings G.K., an indirect wholly-owned subsidiary of Starbucks that will acquire the shares and options, will be available later today on Starbucks website at http://investor.starbucks.com. The English translation of the tender offer explanatory statement will be available on September 26, 2014 at http://investor.starbucks.com. The offering documents will be available in Japanese on September 26, 2014 at http://www.smbcnikko.co.jp/stock/tob.

Webcast Information
Howard Schultz, Starbucks chairman, president and ceo, and Troy Alstead, chief operating officer, will host a webcast today at 3 pm PDT to discuss this acquisition. The webcast may be accessed on the Investor Relations page of Starbucks website at http://investor.starbucks.com, where it will also be archived until October 21, 2014.

About Starbucks
Since 1971, Starbucks has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

About Starbucks Japan
Starbucks Japan was formed as a joint venture partnership in 1995 with license agreements that grant it the exclusive right to develop and operate Starbucks coffee stores in Japan, and to use certain trademarks, designs, marks, technologies, and know how. With more than 1,000 stores today, Starbucks Japan employs approximately 25,000 partners. Earlier this year, Sazaby approached Starbucks about their interest in selling their Starbucks Japan ownership stake and exiting the business. As stated in Starbucks Japan’s securities filings, the existing license agreements are set to expire on March 31, 2021 and contain no provision for auto-renewal.

Important Notice
This press release is not, and does not constitute any part of, an offer to sell or purchase, or a solicitation of an offer to sell or purchase, any securities.

The tender offers will be conducted in accordance with the procedures and information disclosure standards prescribed by Japanese law, which may differ from the procedures and information disclosure standards in the United States. In particular, Section 13(e) and Section 14(d) of the U.S. Securities Exchange Act of 1934 and the rules prescribed thereunder do not apply to the tender offers, and the tender offers do not conform to those procedures and standards.

Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on information available to Starbucks as of the date hereof, and Starbucks actual results or performance could differ materially from those stated or implied, due to risks and uncertainties associated with its business. These risks and uncertainties include, but are not limited to, the failure of the parties to consummate the two-step tender offer due to commercial, regulatory or other reasons, as well as general economic and industry factors such as coffee, dairy and other raw material pricing and availability, successful execution of internal performance and expansion plans, fluctuations in U.S., Japanese and other international economies and currencies, the impact of initiatives by competitors, the effect of legal proceedings, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 29, 2013. The Company assumes no obligation to update these forward-looking statements.

Starbucks Corporation
Investor Relations:	Media:
JoAnn DeGrande, 206-318-7118	Marianne Duong, 206-318-7100
investorrelations@starbucks.com	press@starbucks.com

(C) 2014 Starbucks Coffee Company. All rights reserved.

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